FOR IMMEDIATE RELEASE
Contact: Sam Ullrich
(502) 638-3906
Sam.Ullrich@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2025 FIRST QUARTER RESULTS
LOUISVILLE, Ky. (April 23, 2025) - Churchill Downs Incorporated (Nasdaq: CHDN) (the "Company", "CDI", "we") today reported business results for the first quarter ended March 31, 2025.
Company Highlights
■First quarter 2025 financial results, as compared to the prior year quarter:
–Record net revenue of $642.6 million, up $51.7 million or 9%
–Net income attributable to CDI of $76.7 million, down $3.7 million or 5%
–Record Adjusted EBITDA of $245.1 million, up $2.6 million or 1%
■We opened Owensboro Racing and Gaming in Western Kentucky in February 2025, with 600 historical racing machines, a retail sportsbook, simulcast wagering, and food and beverage offerings.
■We announced two new projects at Churchill Downs Racetrack that will enhance the 152nd Kentucky Derby experience for our guests in the Finish Line Suites and The Mansion. We also announced that we are pausing The Skye, Conservatory, and Infield General Admission capital projects due to the current economic environment.
■In February 2025, we closed the seventh amendment of the Credit Agreement, which reduced the interest rate for Term Loan B-1 and eliminated the 0.10% credit spread adjustment.
■In March 2025, the Board of Directors approved a new $500 million share repurchase program.
■We ended the first quarter of 2025 with net bank leverage of 4.0x and returned $119.5 million of capital to our shareholders through share repurchases and dividends.
–We repurchased $89.4 million of shares in the first quarter of 2025.
–On January 3, 2025, we paid a $0.409 per share dividend to shareholders of record as of December 6, 2024, which represents the fourteenth consecutive year of an increased dividend per share.

CONSOLIDATED RESULTS

	First Quarter
(in millions, except per share data)	2025	2024

Net revenue	$642.6	$590.9
Net income attributable to CDI	$76.7	$80.4
Diluted EPS attributable to CDI	$1.02	$1.08
Adjusted EBITDA(a)	$245.1	$242.5

(a) This is a non-GAAP measure. See explanation of non-GAAP measures below.

SEGMENT RESULTS
The summaries below present revenue from external customers and intercompany revenue from each of our reportable segments. All comparisons are against the applicable prior year period unless otherwise noted.
Live and Historical Racing

	First Quarter
(in millions)	2025	2024

Revenue	$276.4	$248.9
Adjusted EBITDA	102.0	100.8
First Quarter 2025
First quarter 2025 revenue increased $27.5 million due to an $18.2 million increase at our Virginia HRM venues, an $8.9 million increase from our Kentucky HRM venues, and a $0.4 million increase from our other Live and Historical Racing properties. The Virginia HRM increase of $18.2 million was primarily due to the November 2024 opening of The Rose Gaming Resort in Northern Virginia, partially offset by a decrease from our other Virginia HRM venues primarily due to lower unrated play from consumer softness and competition, the impact of weather, and one less day in the quarter due to the 2024 leap year. The Kentucky HRM increase of $8.9 million was primarily due to the February 2025 opening of Owensboro Racing and Gaming in Western Kentucky and growth from our Northern and Southwestern Kentucky properties, partially offset by a decrease at our Louisville properties due to the impact of weather and one less day in the quarter due to 2024 leap year.

First quarter 2025 Adjusted EBITDA increased $1.2 million due to a $3.1 million increase at our Kentucky HRM venues, partially offset by a $1.9 million decrease primarily from our Virginia HRM venues. Our Kentucky HRM venues increase was primarily due to the February 2025 opening of Owensboro Racing and Gaming in Western Kentucky and growth at our Northern and Southwestern Kentucky properties, partially offset by a decrease from our Louisville properties due to the impact of weather and one less day in the quarter due to the 2024 leap year. Our Virginia HRM venues decreased $2.0 million primarily due to lower unrated play from consumer softness and competition, the impact of weather, increased handle tax and racing-related expenses, and one less day in the quarter due to the 2024 leap year, partially offset by the November 2024 opening of The Rose Gaming Resort.
Wagering Services and Solutions

	First Quarter
(in millions)	2025	2024

Revenue	$115.8	$114.1
Adjusted EBITDA	41.3	39.6
First Quarter 2025
First quarter 2025 revenue increased $1.7 million due to a $3.1 million increase from Exacta due to incremental HRMs in Virginia and New Hampshire and a $0.8 million increase in TwinSpires Horse Racing. These increases were partially offset by a $2.2 million decrease from our sports betting business.
First quarter 2025 Adjusted EBITDA increased $1.7 million due to a $3.8 million increase from Exacta due to a $2.7 million increase primarily from incremental HRMs in Virginia and New Hampshire and a $1.1 million decrease from lower compensation expense. These increases were partially offset by a $1.1 million decrease from our sports betting business and a $1.0 million decrease from TwinSpires Horse Racing due to increased legal expenses.
Gaming

	First Quarter
(in millions)	2025	2024

Revenue	$267.2	$243.2
Adjusted EBITDA	123.5	122.8
First Quarter 2025
First quarter 2025 revenue increased $24.0 million due to a $31.6 million increase from the April 2024 opening of the Terre Haute Casino Resort, partially offset by a $7.6 million decrease primarily due to regional gaming softness, increased competition, one less day in the quarter due to the 2024 leap year, and the impact of weather at certain properties.
First quarter 2025 Adjusted EBITDA increased $0.7 million due to an $11.5 million increase attributable to the opening of the Terre Haute Casino Resort in April 2024, partially offset by a $6.6 million decrease from our wholly owned gaming properties and a $4.2 million decrease from our equity investments primarily due to regional gaming softness, increased competition, higher labor and benefit expense, one less day in the quarter due to the 2024 leap year, and the impact of weather at certain properties.
All Other

	First Quarter
(in millions)	2025	2024

Revenue	$2.0	$—
Adjusted EBITDA	(21.7)	(20.7)
First Quarter 2025
First quarter 2025 revenue increased $2.0 million increased due to intercompany revenue related to the captive insurance company that was established in April 2024. All captive revenue is eliminated in consolidation.
First quarter 2025 Adjusted EBITDA decreased $1.0 million driven primarily by increased corporate compensation-related expenses and other corporate administrative expenses as a result of enterprise growth.

CAPITAL MANAGEMENT
Share Repurchase Program
On March 12, 2025, the Board of Directors of the Company approved a common stock repurchase program of up to $500 million ("2025 Stock Repurchase Program"). The 2025 Stock Repurchase Program includes and is not in addition to the $125.6 million remaining under the prior 2021 Stock Repurchase Program authorization.

The Company repurchased 798,250 shares of its common stock at a total cost of $89.4 million in the first quarter of 2025. We had approximately $434.6 million of repurchase authority remaining under the 2025 Stock Repurchase Program as of March 31, 2025.

NET INCOME ATTRIBUTABLE TO CDI
First Quarter 2025 Results
The Company's first quarter 2025 net income attributable to CDI was $76.7 million compared to $80.4 million in the prior year quarter.
The following factors impacted the comparability of the Company's first quarter 2025 net income to the prior year quarter:
•a $6.7 million after-tax decrease in other recoveries, net primarily driven by insurance claim proceeds recorded in the prior year quarter.
This was partially offset by:
•a $5.6 million after-tax decrease in transaction, pre-opening, and other expenses.
Excluding the items above, first quarter 2025 adjusted net income attributable to CDI decreased $4.8 million primarily due to the following:
•a $3.0 million after-tax decrease in equity income from our unconsolidated affiliates;
•a $2.0 million after-tax increase in interest expense associated with lower capitalization of interest related to capital projects in the current year, partially offset by lower interest rates; and
•a $0.5 million after-tax decrease due a portion of United Tote's income being recognized as noncontrolling interest.
This was partially offset by:
•a $0.7 million after-tax increase primarily driven by the results of our operations.
Conference Call
A conference call regarding this news release is scheduled for Thursday, April 24, 2025 at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by registering in advance via teleconference here. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are encouraged to dial-in 15 minutes prior to the start time. An online replay will be available by noon ET on Thursday, April 24, 2025. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Use of Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company also uses non-GAAP measures, including adjusted net income, adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA.
The Company uses non-GAAP measures as a key performance measure of the results of operations for purposes of evaluating performance internally. These measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of these measures enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
We use Adjusted EBITDA to evaluate segment performance, develop strategy, and allocate resources. We utilize the Adjusted EBITDA metric to provide a more accurate measure of our core operating results and enable management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
Adjusted net income and adjusted diluted EPS exclude discontinued operations net income or loss; net income or loss attributable to noncontrolling interest; transaction expense, which includes acquisition and disposition related charges, as well as legal, accounting, and other deal-related expense; pre-opening expense; and certain other gains, charges, recoveries, and expenses.
Adjusted EBITDA includes our portion of EBITDA from our equity investments and the portion of EBITDA attributable to noncontrolling interest.
Adjusted EBITDA excludes, as applicable in each period:
•Transaction expense, net which includes:
◦Acquisition, disposition, and property sale related charges;
◦Other transaction expense, including legal, accounting, and other deal-related expense;
•Stock-based compensation expense;
•Rivers Des Plaines' impact on our investments in unconsolidated affiliates from legal reserves and transaction costs;
•Asset impairments;
•Gain on property sales;
•Legal reserves;
•Pre-opening expense; and
•Other charges, recoveries, and expenses.
For segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the Consolidated Statements of Comprehensive Income. See the Reconciliation of Comprehensive Income to Adjusted EBITDA included herewith for additional information.
About Churchill Downs Incorporated
Churchill Downs Incorporated (“CDI”) (Nasdaq: CHDN) has created extraordinary entertainment experiences for over 150 years, beginning with the company’s most iconic and enduring asset, the Kentucky Derby. Headquartered in Louisville, Kentucky, CDI has expanded through the acquisition, development, and operation of live and historical racing entertainment venues, the growth of the online wagering businesses, and the acquisition, development, and operation of regional casino gaming properties. https://www.churchilldownsincorporated.com/
This news release contains various “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” “scheduled,” and similar words or similar expressions (or negative versions of such words or expressions), although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, that could cause actual results to differ materially from expectations include the following: the occurrence of extraordinary events, such as terrorist attacks, public health threats, civil unrest, and inclement weather, including as a result of climate change; the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit, including the impact of inflation; changes in, or new interpretations of, applicable tax laws or rulings that could result in additional tax liabilities; the impact of any pandemics, epidemics, or outbreaks of infectious diseases, and related economic matters on our results of operations, financial conditions and prospects; lack of confidence in the integrity of our core businesses or any deterioration in our reputation; negative shifts in public opinion regarding gambling that could result in increased regulation of, or new restrictions on, the gaming industry;loss of key or highly skilled personnel, as well as general disruptions in the general labor market; the impact of significant competition, and the expectation that competition levels will increase; changes in consumer preferences, attendance, wagering, and sponsorships; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; concentration and evolution of slot machine and historical racing machine ("HRM") manufacturing and other technology conditions that could impose additional costs; failure to enter into or maintain agreements with industry constituents, including horsemen and other racetracks; inability to successfully focus on market access and retail operations for our sports betting business and effectively compete; online security risk, including cyber-security breaches, or loss or misuse of our stored information as a result of a breach including customers’ personal information could lead to government enforcement actions or other litigation; costs of compliance with increasingly complex laws and regulations regarding data privacy and protection of personal information; reliance on our technology services and catastrophic events and system failures disrupting our operations; inability to identify, complete, or fully realize the benefits of our proposed acquisitions, divestitures, development of new venues or the expansion of existing facilities on time, on budget, or as planned; difficulty in integrating recent or future acquisitions into our operations; cost overruns and other uncertainties associated with the development of new venues and the expansion of existing facilities; general risks related to real estate ownership and significant expenditures, including risks related to environmental liabilities; personal injury litigation related to injuries occurring at our racetracks; compliance with the Foreign Corrupt Practices Act or other similar laws and regulations, or applicable anti-money laundering regulations; payment-related risks, such as risk associated with fraudulent credit card or debit card use; work stoppages and labor problems; risks related to pending or future legal proceedings and other actions; highly regulated operations and changes in the regulatory environment could adversely affect our business; restrictions in our debt facilities limiting our flexibility to operate our business; failure to comply with the financial ratios and other covenants in our debt facilities and other indebtedness; increases to interest rates (due to inflation or otherwise); disruption in the credit markets or changes to our credit ratings may adversely affect our business; increase in our insurance costs, or inability to obtain similar insurance coverage in the future, and any inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events; and other factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission.
We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31,
(in millions, except per common share data)	2025	2024
Net revenue:
Live and Historical Racing	$272.5	$245.1
Wagering Services and Solutions	106.9	106.6
Gaming	263.2	239.2
All Other	—	—
Total net revenue	642.6	590.9
Operating expense:
Live and Historical Racing	189.7	157.2
Wagering Services and Solutions	67.2	67.9
Gaming	192.1	178.5
All Other	4.1	2.1
Selling, general and administrative expense	54.5	54.8
Transaction expense, net	0.4	4.1
Total operating expense	508.0	464.6
Operating income	134.6	126.3
Other (expense) income:
Interest expense, net	(72.3)	(70.4)
Equity in income of unconsolidated affiliates	33.3	37.8
Miscellaneous, net	0.3	8.1
Total other (expense) income	(38.7)	(24.5)
Income from operations before provision for income taxes	95.9	101.8
Income tax provision	(18.7)	(21.4)
Net income	77.2	80.4
Net income attributable to noncontrolling interest	0.5	—
Net income and comprehensive income attributable to Churchill Downs Incorporated	$76.7	$80.4

Net income attributable to Churchill Downs Incorporated per common share data:
Basic net income	$1.02	$1.09
Diluted net income	$1.02	$1.08
Weighted average shares outstanding:
Basic	73.7	74.1
Diluted	74.4	74.7

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$174.2	$175.5
Restricted cash	97.0	77.2
Accounts receivable, net	108.6	98.7
Income taxes receivable	—	14.5
Other current assets	72.6	46.4
Total current assets	452.4	412.3
Property and equipment, net	2,907.3	2,874.9
Investment in and advances to unconsolidated affiliates	663.1	661.2
Goodwill	900.2	900.2
Other intangible assets, net	2,406.3	2,409.0
Other assets	17.8	18.3
Total assets	$7,347.1	$7,275.9
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$207.1	$180.3
Accrued expenses and other current liabilities	423.6	402.0
Income taxes payable	4.8	—
Current deferred revenue	146.8	52.9
Current maturities of long-term debt	63.1	63.1
Dividends payable	0.7	31.0
Total current liabilities	846.1	729.3
Long-term debt, net of current maturities and loan origination fees	1,736.5	1,767.9
Notes payable, net of debt issuance costs	3,077.4	3,076.2
Non-current deferred revenue	20.0	20.0
Deferred income taxes	432.8	432.7
Other liabilities	141.2	146.5
Total liabilities	6,254.0	6,172.6
Commitments and contingencies
Redeemable noncontrolling interest	21.4	19.7
Shareholders' equity:
Preferred stock	—	—
Common stock	—	—
Retained earnings	1,072.7	1,084.6
Accumulated other comprehensive loss	(1.0)	(1.0)
Total Churchill Downs Incorporated shareholders' equity	1,071.7	1,083.6
Total liabilities and shareholders' equity	$7,347.1	$7,275.9
`

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(in millions)	2025	2024
Cash flows from operating activities:
Net income	$77.2	$80.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	59.2	46.9
Distributions from unconsolidated affiliates	31.4	45.0
Equity in income of unconsolidated affiliates	(33.3)	(37.8)
Stock-based compensation	3.6	7.2
Deferred income taxes	—	4.9
Amortization of operating lease assets	1.6	1.4
Other	2.3	1.7
Changes in operating assets and liabilities:
Income taxes	19.0	17.0
Deferred revenue	93.9	80.1
Other assets and liabilities	(8.4)	7.9
Net cash provided by operating activities	246.5	254.7
Cash flows from investing activities:
Capital maintenance expenditures	(12.6)	(12.4)
Capital project expenditures	(67.5)	(142.6)
Other	—	1.6
Net cash used in investing activities	(80.1)	(153.4)
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	219.7	355.5
Repayments of borrowings under long-term debt obligations	(251.4)	(266.7)
Payment of dividends	(30.1)	(28.6)
Repurchase of common stock	(86.4)	(141.7)
Taxes paid related to net share settlement of stock awards	(3.9)	(10.4)
Debt issuance costs	(0.3)	—
Change in bank overdraft	4.6	(8.6)
Other	(0.1)	(0.6)
Net cash used in financing activities	(147.9)	(101.1)
Net increase in cash, cash equivalents and restricted cash	18.5	0.2
Cash, cash equivalents and restricted cash, beginning of period	252.7	221.8
Cash, cash equivalents and restricted cash, end of period	$271.2	$222.0

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31,
(in millions, except per common share data)	2025	2024
GAAP net income attributable to CDI	$76.7	$80.4

Adjustments, continuing operations:
Transaction, pre-opening, and other expense	4.3	12.6
Other recoveries, net	—	(6.7)
Income tax impact on net income adjustments (a)	(1.1)	(1.6)
Total adjustments	3.2	4.3
Adjusted net income attributable to CDI	$79.9	$84.7

Adjusted diluted EPS	$1.07	$1.13

Weighted average shares outstanding - Diluted	74.4	74.7

(a)The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

	Three Months Ended March 31,
(in millions)	2025	2024
Total Handle
TwinSpires Horse Racing(a)	$400.5	$419.7
(a) Total handle generated by Velocity is not included in total handle from TwinSpires Horse Racing.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31,
(in millions)	2025	2024
Net revenue from external customers:
Live and Historical Racing:
Churchill Downs Racetrack	$3.6	$3.1
Louisville	52.2	53.7
Northern Kentucky	31.2	28.5
Southwestern Kentucky	40.5	38.6
Western Kentucky	12.4	6.8
Virginia	129.3	111.2
New Hampshire	3.3	3.2
Total Live and Historical Racing	$272.5	$245.1

Wagering Services and Solutions:	$106.9	$106.6

Gaming:
Florida	$25.3	$26.1
Iowa	23.5	23.4
Indiana	31.6	—
Louisiana	44.6	44.3
Maine	25.0	26.8
Maryland	20.8	21.6
Mississippi	25.1	26.0
New York	43.4	45.0
Pennsylvania	23.9	26.0
Total Gaming	$263.2	$239.2
All Other	—	—
Net revenue from external customers	$642.6	$590.9

Intercompany net revenues:
Live and Historical Racing	$3.9	$3.8
Wagering Services and Solutions	8.9	7.5
Gaming	4.0	4.0
All Other	2.0	—
Eliminations	(18.8)	(15.3)
Intercompany net revenue	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31, 2025
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$11.2	$80.1	$10.7	$102.0	$—	$102.0
Historical racing(a)	236.4	—	9.7	246.1	—	246.1
Racing event-related services	1.4	—	0.7	2.1	—	2.1
Gaming(a)	3.3	3.9	213.7	220.9	—	220.9
Other(a)	20.2	22.9	28.4	71.5	—	71.5
Total	$272.5	$106.9	$263.2	$642.6	$—	$642.6

	Three Months Ended March 31, 2024
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$11.0	$79.8	$10.6	$101.4	$—	$101.4
Historical racing(a)	212.1	—	8.8	220.9	—	220.9
Racing event-related services	1.1	—	2.2	3.3	—	3.3
Gaming(a)	3.1	5.7	193.1	201.9	—	201.9
Other(a)	17.8	21.1	24.5	63.4	—	63.4
Total	$245.1	$106.6	$239.2	$590.9	$—	$590.9
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in Other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $14.4 million for the three months ended March 31, 2025 and $13.4 million for the three months March 31, 2024.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)
Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended March 31, 2025
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Eliminations	Total
Revenues	$276.4	$115.8	$267.2	$659.4	$2.0	$(18.8)	$642.6

Pari-mutuel taxes & purses	(71.9)	(4.4)	(14.6)	(90.9)	—	—	(90.9)
Gaming taxes	(1.5)	(0.4)	(72.4)	(74.3)	—	—	(74.3)
Marketing & advertising	(13.8)	(1.4)	(8.2)	(23.4)	(0.1)	(0.1)	(23.6)
Salaries & benefits	(32.7)	(8.1)	(44.3)	(85.1)	—	—	(85.1)
Content expense	(1.4)	(43.7)	(1.8)	(46.9)	—	9.0	(37.9)
Selling, general & administrative expense	(10.5)	(5.2)	(11.1)	(26.8)	(21.4)	0.3	(47.9)
Maintenance, insurance & utilities	(10.4)	(0.9)	(9.5)	(20.8)	(2.2)	2.0	(21.0)
Gaming equipment rental & technology costs	(11.8)	(0.7)	(4.2)	(16.7)	—	7.6	(9.1)
Food & beverage costs	(3.6)	—	(4.2)	(7.8)	—	—	(7.8)
Other operating expense	(16.9)	(9.7)	(16.8)	(43.4)	—	—	(43.4)
Equity in income of unconsolidated affiliates	—	—	43.2	43.2	—	—	43.2
Other income	0.1	—	0.2	0.3	—	—	0.3
Adjusted EBITDA	$102.0	$41.3	$123.5	$266.8	$(21.7)	$—	$245.1

	Three Months Ended March 31, 2024
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Eliminations	Total
Revenues	$248.9	$114.1	$243.2	$606.2	$—	$(15.3)	$590.9

Pari-mutuel taxes & purses	(63.6)	(4.1)	(14.2)	(81.9)	—	—	(81.9)
Gaming taxes	(1.4)	(0.8)	(66.3)	(68.5)	—	—	(68.5)
Marketing & advertising	(9.3)	(1.2)	(7.8)	(18.3)	—	—	(18.3)
Salaries & benefits	(26.8)	(7.9)	(38.0)	(72.7)	—	—	(72.7)
Content expense	(1.3)	(44.0)	(1.8)	(47.1)	—	8.9	(38.2)
Selling, general & administrative expense	(8.8)	(4.5)	(10.2)	(23.5)	(20.5)	0.3	(43.7)
Maintenance, insurance & utilities	(10.3)	(1.0)	(9.6)	(20.9)	—	—	(20.9)
Gaming equipment rental & technology costs	(10.1)	(1.0)	(3.3)	(14.4)	—	—	(14.4)
Food & beverage costs	(3.1)	—	(3.8)	(6.9)	—	—	(6.9)
Other operating expense	(13.4)	(10.0)	(14.6)	(38.0)	(0.2)	6.1	(32.1)
Equity in income of unconsolidated affiliates	—	—	47.5	47.5	—	—	47.5
Other income	—	—	1.7	1.7	—	—	1.7
Adjusted EBITDA	$100.8	$39.6	$122.8	$263.2	$(20.7)	$—	$242.5

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31,
(in millions)	2025	2024
Reconciliation of Comprehensive Income to Adjusted EBITDA:
Net income and comprehensive income attributable to Churchill Downs Incorporated	$76.7	$80.4
Net income attributable to noncontrolling interest	0.5	—
Net income	77.2	80.4

Adjustments:
Depreciation and amortization	59.2	46.9
Interest expense	72.3	70.4
Income tax provision	18.7	21.4
Stock-based compensation expense	3.6	7.2
Pre-opening expense	4.2	8.3
Other expenses, net	(0.4)	0.2
Transaction expense, net	0.4	4.1
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	9.9	10.3
Other charges and recoveries, net	—	(6.7)
Total adjustments	167.9	162.1
Adjusted EBITDA	$245.1	$242.5

Adjusted EBITDA by segment:
Live and Historical Racing	$102.0	$100.8
Wagering Services and Solutions	41.3	39.6
Gaming	123.5	122.8
Total segment Adjusted EBITDA	266.8	263.2
All Other	(21.7)	(20.7)
Total Adjusted EBITDA	$245.1	$242.5

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)
Summarized financial information for our equity investments is comprised of the following:

	Summarized Income Statement
	Three Months Ended March 31,
(in millions)	2025	2024
Net revenue	$205.3	$216.9

Operating and SG&A expense	130.3	134.9
Depreciation and amortization	6.2	6.3
Operating income	68.8	75.7
Interest and other expense, net	(10.6)	(11.0)
Net income	$58.2	$64.7

	Summarized Balance Sheet
(in millions)	March 31, 2025	December 31, 2024
Assets
Current assets	$103.5	$100.5
Property and equipment, net	324.4	325.6
Other assets, net	270.2	267.5
Total assets	$698.1	$693.6

Liabilities and Members' Deficit
Current liabilities	$116.4	$89.9
Long-term debt	816.5	839.8
Other liabilities	0.4	1.7
Members' deficit	(235.2)	(237.8)
Total liabilities and members' deficit	$698.1	$693.6

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)
Planned capital projects for the Company are as follows:

(in millions)	Project	Target Completion	2025 Planned Spend

Live and Historical Racing Segment
Churchill Downs Racetrack	Starting Gate Pavilion and Courtyard	April 2025	$75-85
	Finish Line Suites / The Mansion	April 2026	$15-20
	The Skye, Conservatory, and Infield General Admission Projects	TBD	TBD
Virginia	Richmond (HRM Expansion)	Third Quarter 2025	$30-35
	Henrico (Roseshire - HRM Venue)	Fourth Quarter 2025	$30-35
Southwestern Kentucky	Calvert City (Marshall Yards Racing and Gaming - HRM Venue)	First Quarter 2026	$30-35
New Hampshire	Salem (HRM Venue)	TBD	TBD
All Other Projects
All Other	All Other	TBD	$70-80
		Total:	$250-290